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EXHIBIT 7.(b)



               [Letterhead of Sutherland, Asbill & Brennan LLP]


                                April 28, 1998


Board of Directors
Southland Life Insurance Company
5780 Powers Ferry Road, N.W.
Atlanta, Georgia 30327-4390


Directors:

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 4 to the Registration Statement on Form S-6 (File No. 33-97852) filed by Southland Life Insurance Company and Southland Separate Account L1 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1993.

                                          Very truly yours,

                                          SUTHERLAND, ASBILL & BRENNAN LLP


                                          By:        /s/ Stephen E. Roth